Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-84906) pertaining to the WellPoint 401(k) Retirement Savings Plan of our report dated June 23, 2010 with respect to the financial statements and schedule of the WellPoint 401(k) Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Indianapolis, Indiana

June 23, 2010

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